                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-JULY-02
MASTER SERVICING DIVISION

DEAL REFERENCE                                               93-2A            93-2C             93-2D             93-2E.A
                                                       ----------------  ----------------  ----------------  ----------------

BEGINNING SECURITY BALANCE                             $   9,733,363.89  $  29,417,775.21  $  19,035,531.57  $  13,847,104.70
  Loans Repurchased                                                  --                --                --                --
  Scheduled Principal Distribution                            19,861.74         57,658.01        261,429.26        176,910.19
  Additional Principal Distribution                            5,976.14        296,949.72         10,111.53          4,865.43
  Liquidations Distribution                                          --        564,278.73        110,657.96        407,018.72
  Accelerated Prepayments                                            --                --                --                --
  Adjustments (Cash)                                                 --                --                --                --
  Adjustments (Non-Cash)                                             --                --                --                --
  Losses/Foreclosures                                                --                --                --                --
  Special Hazard Account                                             --                --                --                --
                                                       ----------------  ----------------  ----------------  ----------------
                            Ending Security Balance    $   9,707,526.01  $  28,498,888.75  $  18,653,332.82  $  13,258,310.36
                                                       ================  ================  ================  ================

INTEREST DISTRIBUTION:
Due Certificate Holders                                $      60,771.19  $     177,212.79  $     106,652.46  $      75,206.95
Compensating Interest                                                --          1,598.06            182.74          1,691.67

  Trustee Fee (Tx. Com. Bk.)                                     109.50            367.72            237.94            150.01
  Pool Insurance Premium (PMI Mtg. Ins.)                             --                --                --          3,046.36
  Pool Insurance (GE Mort. Ins.)                               2,355.47                --          3,064.72                --
  Pool Insurance (United Guaranty Ins.)                              --                --                --                --
  Backup for Pool Insurance (Fin. Sec. Assur.)                       --                --                --                --
  Special Hazard Insurance (Comm. and Ind.)                      462.33                --                --                --
  Bond Manager Fee (Capstead)                                    154.11            367.72            277.60            173.09
  Excess Compensating Interest (Capstead)                            --                --                --                --
  Administrative Fee (Capstead)                                  263.63          1,225.78            594.87            490.41
  Administrative Fee (Other)                                         --                --                --                --
  Excess-Fees                                                        --                --                --                --
  Special Hazard Insurance (Aetna Casualty)                          --                --                --                --
  Other                                                              --                --                --                --
                                                       ----------------  ----------------  ----------------  ----------------
                                         Total Fees            3,345.04          1,961.22          4,175.13          3,859.87
                                                       ----------------  ----------------  ----------------  ----------------
 Servicing Fee                                                 2,577.01          7,676.34          5,314.09          3,724.48
 Interest on Accelerated Prepayments                                 --                --                --                --
                                                       ----------------  ----------------  ----------------  ----------------
                        Total Interest Distribution    $      66,693.24  $     188,448.41  $     116,324.42  $      84,482.97
                                                       ================  ================  ================  ================
LOAN COUNT                                                           38               120               129                91
WEIGHTED AVERAGE PASS-THROUGH RATE                             7.492315          7.293992          6.734892          6.664089

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-JULY-02
MASTER SERVICING DIVISION


DEAL REFERENCE                                             93-2E.B            93-2G            1996-C.1          1996-C.2
                                                       ----------------  ----------------  ----------------  ----------------

BEGINNING SECURITY BALANCE                             $  36,309,875.06  $  53,871,568.53  $   2,307,835.73  $   5,988,670.76
  Loans Repurchased                                                  --                --                --                --
  Scheduled Principal Distribution                            66,170.57        107,159.71          3,911.59         13,142.72
  Additional Principal Distribution                            4,069.16         27,710.96          6,948.15            332.30
  Liquidations Distribution                                  759,639.70      1,823,121.62                --                --
  Accelerated Prepayments                                            --                --                --                --
  Adjustments (Cash)                                                 --                --                --                --
  Adjustments (Non-Cash)                                             --                --                --                --
  Losses/Foreclosures                                                --                --                --                --
  Special Hazard Account                                             --                --                --                --
                                                       ----------------  ----------------  ----------------  ----------------
                            Ending Security Balance    $  35,479,995.63  $  51,913,576.24  $   2,296,975.99  $   5,975,195.74
                                                       ================  ================  ================  ================

INTEREST DISTRIBUTION:
Due Certificate Holders                                $     212,789.14  $     311,068.91  $      11,469.53  $      28,271.87
Compensating Interest                                          2,552.56          8,740.89                --                --

  Trustee Fee (Tx. Com. Bk.)                                     393.36            606.06             28.85             49.91
  Pool Insurance Premium (PMI Mtg. Ins.)                       7,988.17                --                --                --
  Pool Insurance (GE Mort. Ins.)                                     --                --            664.65                --
  Pool Insurance (United Guaranty Ins.)                              --                --                --                --
  Backup for Pool Insurance (Fin. Sec. Assur.)                       --                --                --                --
  Special Hazard Insurance (Comm. and Ind.)                          --                --                --                --
  Bond Manager Fee (Capstead)                                    453.87            673.39                --                --
  Excess Compensating Interest (Capstead)                            --                --                --                --
  Administrative Fee (Capstead)                                1,286.05          2,244.75            115.39            124.78
  Administrative Fee (Other)                                         --                --                --                --
  Excess-Fees                                                        --                --                --                --
  Special Hazard Insurance (Aetna Casualty)                          --                --             52.88                --
  Other                                                              --                --                --                --
                                                       ----------------  ----------------  ----------------  ----------------
                                         Total Fees           10,121.45          3,524.20            861.77            174.69
                                                       ----------------  ----------------  ----------------  ----------------
 Servicing Fee                                                 8,897.16         13,093.62            721.21          1,370.91
 Interest on Accelerated Prepayments                                 --                --                --                --
                                                       ----------------  ----------------  ----------------  ----------------
                        Total Interest Distribution    $     234,360.31  $     336,427.62  $      13,052.51  $      29,817.47
                                                       ================  ================  ================  ================
LOAN COUNT                                                          133               208                11                31
WEIGHTED AVERAGE PASS-THROUGH RATE                             7.116798          7.123827          5.963785          5.665071

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-JULY-02
MASTER SERVICING DIVISION


DEAL REFERENCE                                             1996-C.3
                                                       ----------------
BEGINNING SECURITY BALANCE                             $   3,346,248.90
  Loans Repurchased                                                  --
  Scheduled Principal Distribution                             5,628.06
  Additional Principal Distribution                              349.72
  Liquidations Distribution                                          --
  Accelerated Prepayments                                            --
  Adjustments (Cash)                                                 --
  Adjustments (Non-Cash)                                             --
  Losses/Foreclosures                                                --
  Special Hazard Account                                             --
                                                       ----------------
                            Ending Security Balance    $   3,340,271.12
                                                       ================

Due Certificate Holders                                $      15,148.15
Compensating Interest                                                --

  Trustee Fee (Tx. Com. Bk.)                                      27.89
  Pool Insurance Premium (PMI Mtg. Ins.)                             --
  Pool Insurance (GE Mort. Ins.)                                     --
  Pool Insurance (United Guaranty Ins.)                        1,246.48
  Backup for Pool Insurance (Fin. Sec. Assur.)                       --
  Special Hazard Insurance (Comm. and Ind.)                          --
  Bond Manager Fee (Capstead)                                    948.51
  Excess Compensating Interest (Capstead)                            --
  Administrative Fee (Capstead)                                  137.36
  Administrative Fee (Other)                                         --
  Excess-Fees                                                        --
  Special Hazard Insurance (Aetna Casualty)                       96.76
  Other                                                              --
                                                       ----------------
                                         Total Fees            2,457.00
                                                       ----------------
 Servicing Fee                                                 1,045.71
 Interest on Accelerated Prepayments                                 --
                                                       ----------------
                        Total Interest Distribution    $      18,650.86
                                                       ================
LOAN COUNT                                                           16
WEIGHTED AVERAGE PASS-THROUGH RATE                             5.772431